Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Eco Services Operations LLC and subsidiary (accounting predecessor to PQ Group Holdings Inc.) for the period from inception (July 30, 2014) to December 31, 2014 (Successor Period) and Eco, a business unit of Solvay USA Inc., for the period from January 1, 2014 to November 30, 2014 (Predecessor Period) (which report expresses an unqualified opinion and includes an emphasis of matter paragraph referring to the “carveout” of the predecessor financial statements from Solvay USA Inc.) dated May 15, 2015, except for Note 12 and Note 20, as to which the date is June 8, 2017, appearing in the Prospectus of PQ Group Holdings Inc. dated September 28, 2017 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

October 2, 2017